Exhibit (g)(3)

             AUTHORIZED SIGNATURES AND CORPORATION CERTIFICATION



The______Officers_____________of _______First Pacific Mutual Fund, Inc.___
    Officers/Board of Directors	              Company Name

have appointed  and hereby certify that on ___06/28/2007_______,the following
                                                Date

named individual(s) to have authority to direct Union Bank of California to perform transactions per written instructions in connection with duties

as Custodian for   ___11102237/11102406______________.  These individuals
                        Account Name/Number

hereby acknowledge this appointment and each, by affixing his/her signature next to his/her name, indicates agreement:


		NAME/TITLE					SIGNATURE

Terry Lee                                       	/s/  Terry Lee

Nora Simpson						/s/ Nora Simpson

Charlotte Meyer						/s/ Charlotte Meyer

Louis D'Avanzo						/s/ Louis D'Avanzo

Andrea Chan                                     	/s/ Andrea Chan


As directed, the Custodian may act upon written direction signed by:

			All must sign.

			One only can sign

	X		Only 	two (2)	 must sign.



This authorization will remain in effect until Union Bank of California receives written notices to the contrary.

					Officer/Secretary Board of Directors

(SEAL)

					/s/ Nora Simpson
					/s/ Charlotte Meyer
					__________________________________